Exhibit 23










                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2002 on the financial statements of Gulf Power Company, included in this Form 8-K, into Gulf Power Company's previously filed Registration Statement File No. 333-59942.




/s/Arthur Andersen LLP
Atlanta, Georgia
February 27, 2002